Bain Capital Specialty Finance, Inc. Fact Sheet*

December 31, 2017

Bain Capital Specialty Finance, Inc. (the "Company") is an externally managed business development company that commenced investment operations on October 13, 2016. The Company is managed by BCSF Advisors, LP, an SEC registered investment adviser.

Fund Performance

	YTD[1]
Total Return Based on Net Asset Value:	4.5%

Distributions	
Quarterly Distributions:	$7.7M
Year-to-Date Distributions:	$16.9M

Portfolio Composition

Total Assets:	$988.3M
Net Asset Value:	$507.0M
Total Liabilities:	$481.3M
Net Asset Value per Share:	$20.30
Total Number of Companies:	85

Percent Floating / Fixed[2]:	98.4% / 1.6%
Weighted Average Yield (investments)[3]:	8.2%
Percent Called (of total committed capital):	40%

Market Value by Geography


5%
3%
<1%
92%
US
UK
Ireland
Netherlands

Market Value by Industry


21%
13%
8%
7%
5%
4%
4%
3%
3%
3%
3%
3%
3%
2%
2%
2%
2%
2%
Investment Vehicles[11]
High Tech Industries
Healthcare & Pharmaceuticals
Services: Business
Aerospace & Defense
Beverage, Food & Tobacco
Capital Equipment
Wholesale
Energy: Oil & Gas
Containers, Packaging & Glass
Automotive
Media: Diversified & Production
Consumer Goods: Non-Durable
Environmental Industries
Construction & Building
Consumer Goods: Durable
Media: Broadcasting & Subscription
Retail
Telecommunications
Insurance
Real Estate
Transportation: Cargo
Chemicals, Plastics & Rubber
Utilities: Electric
Media: Advertising, Printing & Publishing
Hotel, Gaming & Leisure

Market Value by Security Type


1%
<1%
21%
58%
<1%
14%
4%
First Lien Senior Secured Loan
First Lien Last Out Term Loan
Second Lien Senior Secured Loan
Corporate Bond
Investment Vehicles[11]
Equity Interest
Preferred Equity

Top 10 Companies (by Issuer)

Company	Industry	Asset Type	Coupon	Maturity Date	Fair Value (USD)
Antares Bain Capital Complete Financing Solution LLC[4,5,6,10]	Investment Funds and Vehicles	Investment Funds and Vehicles			178,409,807
U.S. Anesthesia Partners, Inc.[10,12]	Healthcare & Pharmaceuticals	First Lien Senior Secured Loan	4.82%	6/23/2024	5,006,172
U.S. Anesthesia Partners, Inc.[8,12]	Healthcare & Pharmaceuticals	Second Lien Senior Secured Loan	8.82%	6/23/2025	16,553,040
Adler & Allan Group Limited[4,9,10,12,13]	Environmental Industries	First Lien Last Out Term Loan	8.00%	6/30/2024	20,256,052
Zywave, Inc.[8,10,12]	High Tech Industries	First Lien Senior Secured Loan	6.61%	11/17/2022	17,728,574
Zywave, Inc.[7,8,10,14]	High Tech Industries	Revolver	7.43%	11/17/2022	287,802
Qlik Technologies[8,12]	High Tech Industries	First Lien Senior Secured Loan	5.04%	4/26/2024	17,559,132
American Tire Distributors, Inc. [8,12]	Wholesale	First Lien Senior Secured Loan	5.82%	9/1/2021	17,171,238
Netsmart Technologies, Inc. [8,12]	High Tech Industries	First Lien Senior Secured Loan	6.19%	4/19/2023	16,375,022
Lighthouse Network LLC[8,12]	High Tech Industries	First Lien Senior Secured Loan	6.07%	11/29/2024	16,332,145
Advantage Sales & Marketing, Inc. [8,12]	Services: Business	First Lien Senior Secured Loan	4.63%	7/23/2021	15,553,000
Harbor Freight Tools USA, Inc.[12,15]	Consumer Goods: Durable	First Lien Senior Secured Loan	4.82%	8/18/2023	15,118,365

*An investment in the Company involves a high degree of risk and may be considered speculative. Potential investors are advised to consider the investment objectives, risks, and charges and expenses of the Company carefully before investing. Potential investors should read and carefully consider all information found in the Company's reports filed with the U.S. Securities and Exchange Commission ("SEC") before investing. This fact sheet is intended as informational only and is not intended as investment advice or for trading purposes. For additional information, contact your financial advisor. This fact sheet does not constitute a prospectus and should under no circumstances be understood as an offer to sell or the solicitation of an offer to buy our common stock or any other securities nor will there be any sale of the common stock or any other securities referred to in this fact sheet in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

All footnotes referenced above are contained on the following page.

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Footnotes

All data as of December 31, 2017. Percentages and other information in this fact sheet may have been rounded.

1. Total return based on net asset value is calculated as the change in net asset value per share during the period, assuming dividends and distributions, if any, are reinvested in accordance with the Company's dividend reinvestment plan. In evaluating the Company's prior performance in this fact sheet, you should remember that past performance is not indicative of future results and there can be no assurance that the Company will achieve similar results in the future. Further, an investment in the Company is discrete from, and does not represent an interest in, any other Bain Capital entity.
2. Measured on fair value basis.
3. Computed for debt investments based upon the annual interest rate at December 31, 2017, divided by the total par amount of investments. For investments with floating interest rates, the yield calculation is computed using the contract rate at December 31, 2017. Weighted average yield for Equity Interest in Antares Bain Capital Complete Financing Solution LLC ("ABCS") represents the weighted average levered yield of the Company's proportionate investment in ABCS at December 31, 2017. Weighted average yield for Equity Interest in ABCS is computed based upon the sum of (1) the weighted average of the interest rate of investments held by ABCS less (2) the weighted average interest rate of the ABCS Facility, divided by the Company's par amount in ABCS. Total weighted average yield is the weighted average of the yields of the debt investments and the Equity Interest in ABCS. The weighted average yield does not represent the total return to our stockholders.
4. The investment is not a qualifying asset under Section 55(a) of the Investment Company Act of 1940 (the "1940 Act"). The Company may not acquire any non-qualifying asset unless, at the time of acquisition, qualifying assets represent at least 70% of the Company's total assets.
5. As defined in the 1940 Act, the Company is deemed to be an "Affiliated Investment" of the Company as the Company owns five percent or more of the portfolio company's securities.
6. As defined in the 1940 Act, the Company is deemed to "Control" this portfolio company as the Company either owns more than 25% of the portfolio company's outstanding voting securities or has the power to exercise control over management or policies of such portfolio company.
7. Position or portion thereof is an unfunded loan commitment, and no interest is being earned on the unfunded portion. The investment may be subject to an unused facility fee.
8. Loan includes interest rate floor of 1.00%.
9. Loan includes interest rate floor of 0.50%.
10. Security valued using unobservable inputs (Level 3).
11. Represents equity investment in ABCS.
12. Assets are pledged as collateral for the revolving credit agreement, dated October 4, 2017, with the Company as equity holder, BCSF I, LLC as borrower, and Goldman Sachs Bank USA, as sole lead arranger.
13. The Company generally earns a higher interest rate on the "last out" tranche of debt, to the extent the debt has been allocated to "first out" and "last out" tranches, whereby the "first out" tranche will have priority as to the "last out" tranche with respect to payments of principal, interest and any other amounts due thereunder.
14. $127,912 of the total par amount for this security is at P + 4.00%.
15. Loan includes interest rate floor of 0.75%.

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